Exhibit 10.2

STOCK EXCHANGE AGREEMENT
This STOCK EXCHANGE AGREEMENT ("Agreement") is made and entered into as of May 3, 2016 ("Effective Date") by and among:
● JOLEN, Inc. ("JOLEN"), a Florida corporation, located at 550M Ritchie Highway #104, Severna Park, MD 21146;
● Michael Heilman, a natural person, residing at 433 Maureen Lane, Severna Park, MD 21146;

● World of Weed, Inc. ("WOWI"), a Colorado corporation, located at 6770 South Yosemite Street, Colorado 80112, for the purposes of representations and warranties; and
● All of the Stockholder of WOWI (the "Sellers"),
PREAMBLE
WHEREAS, JOLEN is a publicly traded company with a trading symbol of JOLE that operates as a holding company and currently having no subsidiary companies; and
WHEREAS, JOLEN has incurred debt in the form of convertible promissory notes ("Promissory Notes") (Attachment "B") that are owned by Mr. Heilman; and
WHEREAS, WOWI is engaged in cultivation, production and distribution of recreational and medical cannabis in Colorado; and
WHEREAS, JOLEN desires to acquire WOWI as a wholly owned subsidiary and to issue JOLEN Securities for such purpose; and
WHEREAS, the Sellers own all of the issued and outstanding equity securities of WOWI ("WOWI Securities") (Attachment "A"); and
WHEREAS, the Sellers desire WOWI to be acquired by JOLEN, and
WHEREAS, Mr. Heilman is willing to cancel 5,750,000 shares of JOLEN which he owns; and
WHEREAS, Mr. Heilman is willing to satisfy $290,511.00 which includes principal and interest of the Promissory Notes (Attachment "B") for 150,000 shares of JOLEN common stock and $84,000.00 in cash paid in twelve equal consecutive monthly installments of $7,000.00 each with the first payment due at Closing; and
NOW, THEREFORE, in consideration of the premises herein before set forth, in reliance hereon and the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties respectively acknowledge, the parties agree, for purposes of consummating the transaction(s) contemplated herein, as follows:

ARTICLE I
PRELIMINARY MATTERS
Section 1.01. Recitals. The parties acknowledge the recitals herein above set forth in the Preamble are correct, and are, by this reference, incorporated herein and are made a part of this Agreement.
Section 1.02. Exhibits and Schedules. Exhibits (which are documents to be executed and delivered at the Closing by the party identified therein or in the provision requiring such delivery) and Schedules (which are attachments setting forth information about a party identified therein or in the provision requiring such attachment) referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.
Section 1.03. Use of words and phrases. Natural persons may be identified by last name, with such additional descriptors as may be desirable. The words "herein," "hereby," "hereunder," "hereof," "herein before," "hereinafter" and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word "and" shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.
Section 1.04. Accounting terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them under the "Tax Basis" method of accounting unless specifically referenced to regulatory accounting principles.
Section 1.05, Calculation of time lapse or passage; Action required on holidays. When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the day on which the event which starts the lapse or passage occurs as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month. Unless otherwise provided, the term "month" shall mean a period of thirty days and the term "year" shall mean a period of 365 days, except that the terms "calendar month" and "calendar year" shall mean the actual calendar period indicated. If any day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payer is located), then such action or payment shall be taken or made on the next succeeding Business Day.

Section 1.06. Use of titles, headings and captions. The titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions.

Section 1.07. Definition of "Material Adverse Effect". The term "Material Adverse Effect", as used in this Agreement, shall mean any material adverse change in operating or financial condition, prospects (financial or otherwise), business, properties or assets, all of which are considered individually and in the aggregate.

ARTICLE Il
TERMS OF THE EXCHANGE
Section 2.01. Exchange of JOLEN Securities for WOWI Securities. JOLEN will deliver JOLEN Securities to the Sellers and Sellers will deliver WOWI Securities to JOLEN, as provided in Section 2.02.
Section 2.02. Number of shares to be exchanged.
(a) In total 25,750,000 JOLEN shares will be exchanged for all the WOWI Securities; and
(b) The Sellers shall deliver to JOLEN all the WOWI Securities that are issued and outstanding (Attachment "A").
Section 2.03. Federal income tax treatment. JOLEN and the Sellers intend the exchange described in Section 2.01 , above, to be treated as a tax free exchange for purposes of the Internal Revenue Code of 1986, as amended.
Section 2.04. Transaction costs. Each party shall pay all costs and expenses which it or he/she incurs in connection with this Agreement and the transactions contemplated hereby. The cost of canceling existing JOLEN certificates and/or issuing JOLEN certificates to the Sellers will be borne by the Sellers.
Section 2.05. Press releases. Any press release announcing or other public announcement of this transaction contemplated by this Agreement shall be issued by JOLEN subject to the prior written approval of the Sellers.
ARTICLE Ill
CLOSING OF THE TRANSACTION
Section 3.01. Location, date and time of the Closing. The Closing of the transaction contemplated by this Agreement shall be on or before May 11, 2016, at 2:00 p.m. ("Closing Date"). The acts and deliveries which occur on the Closing Date for the purpose of consummating the transactions contemplated by this Agreement and the event itself are referred to herein as the "Closing".

Section 3.02. Sellers' deliveries at the Closing. At the Closing, Sellers will deliver: JOLEN, all the WOWI Securities (into escrow);

Section 3.03. WOWI's deliveries at the Closing. At the Closing, WOWI will deliver:

(a) to JOLEN, Officers' and Secretary's Certificates of WOWI in the form set forth in Exhibits "A" and "B", respectively; and
(b) to Mr. Heilman, the New Convertible Promissory Note for the $84,000 (Exhibit "F").
(c) to Mr. Heilman, $7,000.00 at Closing in compliance with the Promissory Note which includes the balance of $77,000.00 payable in eleven equal consecutive monthly installments of $7,000.00 each.
(d) to Jackson Morris $6,250 pursuant to Section 7.01 or delivery after Closing at a date decided by WOWI based upon the fact that he is selected to prepare the S-1.
Section 3.04. JOLEN's deliveries at the Closing. At the Closing, JOLEN will deliver:
(a)	to the Sellers, the JOLEN Securities registered in the names of the respective
Sellers as set forth in Attachment "A" in the amount of 25,750,000 shares; and
(b)	to the Sellers, an action of written consent of Mr. Heilman as the sole director of JOLEN electing the following persons as directors of JOLEN:
i.	Anthony Russo
ii.	TBD
ii.	TBD
ii.	TBD
(c)	Officers' and Secretary's Certificates of JOLEN in the form set forth in Exhibits "C" and "D", respectively.
(d)	to Mr. Heilman 150,000 shares of JOLEN common stock
Section 3.05. Mr. Heilman's deliveries at Closing. At the Closing, Mr. Heilman will deliver:
(a) proof of cancellation of 5,750,000 shares of JOLEN common stock;

(b)  WOWI, the convertible Promissory Notes marked as "Fully Satisfied" under the conditions stated in Section 3.09(f); and

Section 3.06. Closing Memorandum and Receipts. As evidence that all parties deem the Closing to have been completed and the transactions contemplated by this Agreement to have been consummated, the parties jointly will execute and deliver a Closing Memorandum, in the form of Exhibit "E", acknowledging such completion and consummation.
Section 3.07. Waiver of conditions. Notwithstanding Section 10.03, any condition to the Closing which is to the benefit of any party and which is not satisfied prior to or at the Closing, excluding nevertheless any provision of this Agreement which by its terms is to be performed in the future, will be deemed to be waived by the benefited party or otherwise satisfied and waived by virtue of that party executing the Closing Memorandum, except to the extent any such unsatisfied or unperformed condition is expressly preserved by listing it in the Closing Memorandum for satisfaction or performance after the Closing.

Section 3.08. Further assurances. At any time and from time to time after the Closing, at the reasonable request of any party and without further consideration, any other party(ies) shall execute and deliver such other instruments and documents reæ sonably desirable or necessary to complete and confirm the transactions contemplated by this Agreement.
Section 3.09. Conditions precedent to Mr. Heilman's and JOLEN's obliaations to Close. All obligations of Mr. Heilman and of JOLEN hereunder are subject, at the option of JOLEN, to the fulfillment of each of the following conditions at or prior to the Closing, and WOWI and Sellers shall exert commercially reasonable efforts to cause each such condition to be so fulfilled:
(a) All representations and warranties of the Sellers and of WOWI contained herein and in any document delivered pursuant hereto shall be true and correct in all material respects to the best of Sellers' and the knowledge of WOWI's managing member when made and shall be deemed to have been made again and given at and as of the date of the Closing of the transaction contemplated by this Agreement, and shall then be true and correct in all material respects, except for changes in the ordinary course of business after the date hereof in conformity with the representations, covenants and agreements contained herein.
(b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by WOWI and the Sellers at or before the Closing shall have been duly and properly performed in all material respects to JOLEN's reasonable satisfaction.

(b)  WOWI, the convertible Promissory Notes marked as "Fully Satisfied" under the conditions stated in Section 3.09(f); and

Section 3.06. Closing Memorandum and Receipts. As evidence that all parties deem the Closing to have been completed and the transactions contemplated by this Agreement to have been consummated, the parties jointly will execute and deliver a Closing Memorandum, in the form of "Exhibit E" acknowledging such completion and consummation.
Section 3.07. Waiver of conditions. Notwithstanding Section 10.03, any condition to the Closing which is to the benefit of any party and which is not satisfied prior to or at the Closing, excluding nevertheless any provision of this Agreement which by its terms is to be performed in the future, will be deemed to be waived by the benefited party or otherwise satisfied and waived by virtue of that party executing the Closing Memorandum, except to the extent any such unsatisfied or unperformed condition is expressly preserved by listing it in the Closing Memorandum for satisfaction or performance after the Closing.

Section 3.08. Further assurances. At any time and from time to time after the Closing, at the reasonable request of any party and without further consideration, any other party(ies) shall execute and deliver such other instruments and documents reæ sonably desirable or necessary to complete and confirm the transactions contemplated by this Agreement.
Section 3.09. Conditions precedent to Mr. Heitman's and JOLEN's obliqations to Close. All obligations of Mr. Heilman and of JOLEN hereunder are subject, at the option of JOLEN, to the fulfillment of each of the following conditions at or prior to the Closing, and WOWI and Sellers shall exert commercially reasonable efforts to cause each such condition to be so fulfilled:

(a) All representations and warranties of the Sellers and of WOWI contained herein and in any document delivered pursuant hereto shall be true and correct in all material respects to the best of Sellers' and the knowledge of WOWI's managing member when made and shall be deemed to have been made again and given at and as of the date of the Closing of the transaction contemplated by this Agreement, and shall then be true and correct in all material respects, except for changes in the ordinary course of business after the date hereof in conformity with the representations, covenants and agreements contained herein.
(b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by WOWI and the Sellers at or before the Closing shall have been duly and properly performed in all material respects to JOLEN's reasonable satisfaction.

(c) All documents required to be delivered to JOLEN at or prior to the Closing shall have been so delivered.
(d) Except as disclosed in Section 4.01 (e), WOWI shall not have suffered or incurred material damage, destruction or loss not fully covered by insurance and which has a Material Adverse Effect on its business, operations and prospects.
(e) WOWI was incorporated in Colorado as of July 31, 2015, and accordingly is still in its first year of operation. JOLEN shall have received: (i) unaudited consolidated financial statements of WOWI as of April 30, 2016 which shall not show any materially adverse results of operation, and (ii) copies of all licenses applied for and granted and/or applied for and in process by the various regulatory agencies needed by WOWI to conduct its business. No tax returns have been filed. All this financial information is collec-

tively referred to as "Financial Statements" and presented in Attachment "M".
(f) New Convertible Promissory Note. The only outstanding Promissory Notes including principal and interest accrued ("Promissory Notes") (Attachment "B") executed by Jolen are in favour of Michael Heilman. These Promissory Notes shall be terminated upon (i) the issuance of 150,000 shares of JOLEN common stock at Closing and (ii) the issuance of a New Convertible Promissory Note ("New Convertible Promissory Note") (Exhibit "F") of USD$84,000.OO, paid over 12 consecutive months at USD$7,000.00 per month with the first payment due on the Closing Date. This New Convertible Promissory Note will permit conversion at any time upon a default in the payment into five million shares (5,000,000) of JOLEN common stock. Each payment will be wired to Michael Heilman's bank account according to the bank instructions in Attachment "E". The Promissory Notes will be marked as "Fully Satisfied" and delivered to WOWI.
(g) Business Plan. WOWI has delivered a Business Plan (Attachment "L") satisfactory to Jolen with respect to the proposed business activities to be carried on through JOLEN after this planned transaction. The Business Plan shall include a Financial Plan satisfactory to JOLEN detailing the WOWI's estimated capital requirements for the next 12 months and the strategy for securing such capital. Such plan will show the needed cash to support its operation as defined in the Business Plan.
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(h) Operating Expenses. Upon Closing, WOWI will be responsible for all operating expense of Jolene.

Section 3.10. Conditions precedent to the Sellers' obligation to Close. All obligations of the Sellers at the Closing are subject, at the option of the Sellers, to the fulfillment of each of the following conditions at or prior to the Closing, and JOLEN shall exert commercially reasonable efforts to cause each such conditions to be so fulfilled:

(a) All representations and warranties of JOLEN contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.
(b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by JOLEN at or before the Closing shall have been duly and properly performed in all material respects to Sellers' reasonable satisfaction.
(c) All documents required to be delivered by JOLEN to the Sellers at or prior to the Closing shall have been delivered.
(d) The transactions prior to closing contemplated by this Agreement with respect to shall have been approved in writing by JOLEN's board of directors.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTIES
Section 4.01. Representations and warranties of WOWI and each of the Sellers. WOWI and each of the Sellers represent and warrant, jointly and severally, to Mr. Heilman and to JOLEN, as follows:
(a) WOWI is a duly organized and an existing entity in good standing under the laws of Colorado and has full legal power to execute, deliver and perform this Agreement.
(b) WOWI is qualified to do business and in good standing in each state and jurisdiction in which the nature of its activities and ownership of property require it to be qualified as a foreign corporation, except where the failure to qualify would not have a Material Adverse Effect,
(c) All licenses required for the conduct of WOWI's business in intra and interstate commerce are in full force and effect, all such licenses being transferable in the event the transactions contemplated pursuant to this Agreement are deemed to be a transfer under applicable statutes and regulations; and, there is no proceeding of any nature pending or, to the best knowledge of WOWI and the Sellers, threatened which if determined adversely to WOWI would result in a revocation, cancellation of or material limitation or restriction on WOWI to conduct its business as it is presently conducted.
(d) Each of the Sellers holds title to and has full power and authority to sell, assign and transfer his shares in WOWI without the approval or consent of any other person or party, and his share interest is not the subject of any security interest, hypothecation, lien or adverse interest.

(e) Except as disclosed on Attachment "F", to the best knowledge of WOWI and the Sellers, the execution of this Agreement and consummation of the transactions contemplated hereby does not conflict with and will not result in any material adverse consequences to or material breach of any agreement (financing or otherwise), mortgage, instrument, judgment, decree, law or governmental regulation, license, permit or authorization by WOWI or in the loss, forfeiture or waiver of any material rights, license, authorization or franchise owned by WOWI from which WOWI benefits or which is desirable in the conduct of WOWI's business.

(f) To the best knowledge of WOWI and the Sellers, except for such actions as may have been taken, no further action by or before any governmental body or authority of the United States of America or any state, territory or subdivision thereof or any self-regulatory body to which WOWI is subject is required in connection with the execution and delivery of this Agreement by WOWI and the consummation of the transactions contemplated hereby.
(g) The information WOWI has delivered to Mr. Heilman and to JOLEN relating to WOWI was, to the best knowledge of WOWI and the Sellers, on the date reflected in each such item of information accurate in all material respects and, to the best knowledge of WOWI and the Sellers, such information at the date hereof taken as a whole provides full disclosure of all material information relating to WOWI and does not, to the best knowledge of WOWI and the Sellers, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) Except as disclosed in Attachment "G", WOWI has conducted its business in the ordinary course for the last three years or since inception, whichever is less.
(i) Neither WOWI nor any employee thereof, to WOWI's and the Sellers' best knowledge, has since inception given or agreed to give any gift or similar benefit valued at more than $25.00 annually to any customer, supplier, governmental employee or other person who is or may be or have been in a position to help or hinder WOWI's business, or a gift or similar benefit in any amount or value which might subject WOWI to damage or penalty in civil, criminal or governmental litigation or proceedings.
(j) WOWI's financial statements delivered to Mr. Heilman and to JOLEN have been prepared in accordance with the Tax Basis method of accounting in accordance with WOWI's past practices and maintained throughout the periods indicated, fairly present the financial condition of WOWI in all material respects at the dates and the results of operations for the periods indicated, contain all normally recurring adjustments and do not omit to disclose any contingent, undisclosed or hidden liabilities. WOWI's financial records are maintained in accordance with good business practice.

(k) Except as set forth in Attachment "H", WOWI has good and marketable and insurable title to all of its properties and assets, including intangible assets, if any, which it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the balance sheet, both tangible and intangible, as presented in the "Financial Statements" (Attachment "M") Except as set forth on Schedule 4.01 (k), none of the properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the notes to WOWI's financial statements as securing specific liabilities or subject to specific capital leases and have arisen only in the ordinary course of business. All of the properties and assets owned, leased or used by WOWI are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for WOWI's current operations and are directly related to WOWI's business.
(l) All of the material contracts, agreements, leases, licenses and commitments of WOWI (other than those which have been fully performed), copies of all of which have been delivered or made available to Mr. Heilman and to JOLEN, are valid and binding, enforceable in accordance with their respective terms, in full force and effect and there is not there under with respect to any party thereto any existing default or event, which after the giving of notice or lapse of time or both, would constitute a default or result in a right to accelerate or loss of rights and none of such contracts, agreements, leases, licenses and commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to WOWI's business, properties, assets, earnings or prospects, either before or after the Closing, or which would result in any material loss to or liability of WOWI.

(m) Except as set forth on Attachment "l", there is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree, judgment or judgment in progress, pending or in effect or to WOWI's or the Sellers' knowledge threatened, against or relating to WOWI, its properties, assets or business or the transaction contemplated by this Agreement and WOWI and the Sellers do not know or have any reason to be aware of any basis for the same, including any basis for a claim of sexual harassment or racial or age discrimination.
(n) If WOWI has elected to be treated as a partnership for federal income tax purposes; has distributed all Forms K-1 to the persons entitled to receive them; and all taxes, including without limitation, income, property, motor vehicle tag, operating licenses, special assessments, sales, use, franchise, intangibles, employees' income withholding and social security taxes, including employer's contribution, other than those for which a return or deposit is not yet due and have been disclosed to Mr. Heilman and to JOLEN, imposed by the United States or any state, municipality, subdivision, authority, which are due and payable, and all interest and penalties thereon, unless disputed in good faith in proper proceedings and reserved for or set aside, have been paid in full and all tax returns required to be filed in connection therewith have been accurately prepared and timely filed and all deposits required by law to be made by WOWI with respect to employees' withholding and social security taxes have been made. WOWI is not and has no reason to believe that it will be the subject of an audit by any taxing authority. Except as set forth in Schedule 4.01 (n) here is not now in force any extension of time with respect to the date when tax return was or is due to be filed, or any waiver or agreement by WOWI for the extension of time for the assessment of any tax and WOWI is not a "consenting corporation" within the meaning of Section 341 (f)(l) of the Tax Code.

(o) Except as set forth on Attachment "J", WOWI does not have any employee benefit, pension or profit sharing plans subject to ERISA and no such plans to which WOWI is obligated or required to make contributions.
(p) None of WOWI's employees are represented by a collective bargaining agent or subject to a collective bargaining agreement and WOWI considers its relations with its employees as a whole to be good. WOWI has disclosed to Mr. Heilman and to JOLEN all of its employee salary, compensation and benefit agreements and no employee has a written employment agreement.
(q) No person has guaranteed any obligation of WOWI and WOWI has not guaranteed the obligation of any other person.
(r) WOWI and its management have no reason to believe or expect and do not believe or expect that any event or events will occur which will result in WOWI producing results of operations which are materially different from WOWI's recent operations.
Section 4.02. Mr. Heilman's and JOLEN's representations and warranties. Mr. Heilman's and JOLEN represent and warrant to the Sellers that:
(a) JOLEN is a duly incorporated and existing corporation in good standing under the laws of Florida, its state of incorporation, and has full corporate power to execute and deliver this Agreement.
(b) This Agreement has been duly and validly authorized, executed and delivered by JOLEN and constitutes the legal, valid and binding obligation of JOLEN in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting shareholders and creditors rights generally and to general equitable principles.
(c) Except for such actions as may have been taken, no further action by or before any governmental body or authority of the United States of America or any state thereof is required in connection with the execution and delivery of this Agreement by JOLEN and the consummation of the transactions contemplated hereby.
(d) The information JOLEN has published at OTCMarkets.com is accurate in all material respects and such information at the date hereof as a whole did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The JOLEN common stock and preferred stock is duly authorized and is not subject to preemptive rights or similar rights of stockholders.
(f) There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of JOLEN, threatened against or affecting JOLEN, or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or JOLEN's Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither JOLEN, nor any subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws within the past ten years or a claim of breach of fiduciary duty. There has not been, and to the knowledge of JOLEN, there is not pending or contemplated, any investigation by the Commission involving JOLEN or any current or former director or officer of JOLEN.
Section 4.03. Nature and survival of representation and warranties: Remedies. This Agreement and any certificate delivered pursuant to this Agreement delivered by or on behalf of WOWI and the Sellers or of Mr. Heilman and JOLEN and their respective officers, pursuant to the terms of this Agreement shall be deemed representations and warranties made by WOWI and the Sellers or by JOLEN, respectively, as the case may be, to each other under this Agreement. For purposes of this Section 4.03 only, any party or other person seeking to enforce, or claiming the benefit of, any representation and warranty under this Agreement is called a Claimant, and any party or other person against whom a right is claimed is called a Defendant. All representations and warranties of the parties shall survive the Closing; provided, however, that all representations and warranties shall terminate and expire, and be without further force and effect whatever from and after 365 days from the date hereof, and neither WOWI, the Sellers nor JOLEN shall have any liability whatsoever on account of any inaccurate representation or warranty or for any breach of warranty, unless a Claimant shall, on or prior to the expiration of such one year period, serve written notice on a Defendant, with a copy to the Defendant's counsel, setting forth in reasonable detail the breach and any direct, incidental or consequential damages (including amounts) the Claimant may have suffered as a result of such breach.
ARTICLE V
PRECLOSING COVENANTS OF THE PARTIES
Section 5.01. Conduct of Business prior to Closing.
(a) From the Effective Date to the Closing, WOWI conducts its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair (subject to ordinary wear and tear) and maintain its current insurance thereon in accordance with present practices, it will use its commercially reasonable efforts (i) to preserve its business and organization intact, (ii) to keep available to JOLEN the services of WOWI's present employees, agents and independent contractors, (iii) to preserve for the benefit of JOLEN the goodwill of suppliers, customers, distributors, landlords and others having business relations with it, and (iv) to cooperate and use reasonable efforts to obtain the consent of any landlord or other party to any lease or contract with WOWI where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby.

(b) From the Effective Date hereof to the Closing, WOWI shall not outside the ordinary course of business (i) dispose of any material assets, (ii) engage in any extraordinary transactions without JOLEN's prior approval, including but not limited to, directly or indirectly, soliciting, entertaining, encouraging inquiries or proposals or entering into negotiation or agreement with any third party for sale of assets by WOWI, sale of its equity securities or merger, consolidation or combination with any company, (iii) grant any salary or compensation increase to any employee, or (iv) make any commitment for capital expenditures, other than as disclosed to JOLEN and approved by it.
Section 5.02. Notice of changes in information. Each party shall give the other party prompt written notice of any change in any of the information contained in their respective representations and warranties made in Article IV, or elsewhere in this Agreement, or the exhibits and attachments referred to herein or any written statements made or given in connection herewith which occurs prior to the Closing.
Section 5.03. Notice of extraordinary chances. WOWI and the Sellers shall advise JOLEN with respect to any of the following events outside of ordinary course of business and which are materially adverse: (i) the entering into and cancellation or breach of contracts, agreements, licenses, commitments or other understandings or arrangements to which WOWI is a party, (ii) any changes in purchasing, pricing or selling policy, or, any changes in its sales, business or employee relations in general, and (iii) the filing or commencement of any litigation or governmental or agency proceedings against WOWI.
Section 5.04. Action to preserve WOWI's businesses and assets. Notwithstanding anything contained in this Agreement to the contrary, WOWI will not take or fail to take any action that in JOLEN's reasonable business judgment, is likely to give rise to a substantial penalty or a claim for damages by any third party against WOWI, or is likely to result in losses, or is otherwise likely to prejudice in any material respect or unduly interfere with the conduct of its business and operations in the ordinary course consistent with prior practice, or is likely to result in a breach by WOWI or the Sellers of any of the representations, warranties or covenants contained in this Agreement (unless any such breach is first waived in writing by JOLEN).
Section 5.05. Access to information and documents. Upon not less than forty-eight hours prior written notice and during regular business hours, WOWI will give to JOLEN, its attorneys, accountants and other representatives full access to its personnel (subject to reasonable approval as to the time thereof) and all properties, documents, contracts, books and records and will furnish copies of such documents (certified by officers, if so requested) and with such information with respect to its business, operations, affairs and prospects (financial and otherwise) as JOLEN may from time to time request, and the party to whom the information is provided will not improperly disclose the same prior to the Closing. WOWI will afford JOLEN an opportunity to ask questions and receive answers thereto in furtherance of its duly diligent examination of WOWI. Any such furnishing of such information or any investigation shall not affect that party's right to rely on the other party's representations and warranties made in this Agreement or in connection herewith or pursuant hereto, except to the extent that written disclosure of information at a variance or in conflict with any such representation or warranty is made and provides specific notice of such variance or conflict.

Section 5.06. Confidential treatment of information. The provisions of Attachment "N" shall be binding upon the parties.
Section 5.07. Cooperation bv the parties. Each party hereto shall cooperate and shall take such further action as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement. WOWI and the Sellers shall cooperate with JOLEN, and its independent public accountant, the cost of which shall be the responsibility of JOLEN, with respect to an audit of WOWI's consolidated financial statements and review of interim, stub period financial statements required to enable
JOLEN to file reports pursuant to the 1934 Act. This covenant shall survive the Closing.
ARTICLE VI
POSTCLOSING COVENANTS OF THE PARTIES
Section 6.01. Audit of WOWI's financial statements. As soon as practicable following the Closing, WOWI will engage a PCAOB (Public Company Accounting Oversight Board) qualified auditor to audit the financial statements of WOWI for the most recent two fiscal years and review the quarterly financial statements subsequent to the most recent fiscal year end.
Section 6.02. Mr. Heilman's Continuation in Management. Mr. Heilman will remain a director of JOLEN until the total cash payment for his New Convertible Promissory Notes has been completed as specified in Section 3.09(f) thereafter he is willing to remain a director of JOLEN at the request of JOLEN shareholders. Immediately upon the election of the new directors of JOLEN, they will appoint the new management team of JOLEN (the resulting parent company of WOW]), at which time Mr. Heilman will submit his resignation of all his management positions. Mr. Heilman is willing to consider and accept a management role/position at the election of the Board of Directors of Jolen.
ARTICLE VII
SECRITIES LAW MATTERS
Section 7.01. Restricted stock. The Sellers acknowledge that the JOLEN Securities they receive as contemplated by this Agreement is a restricted security as defined in Rule 144 pursuant to the Securities Act and is subject to that rule with respect to public resale which will not be available until Rule 144(i)(2) with respect to a previous shell company is satisfied. The certificates representing the JOLEN Securities will carry an appropriate legend to this effect. The Sellers acknowledge that Rule 144 is unavailable for the sale of the JOLEN Securities and any securities JOLEN may otherwise issue into the public securities markets until JOLEN satisfies Rule 144(i)(2).

Accordingly, the parties acknowledge that in order for any existing or future Jolen common shares (not includin
g shares presently in CEDE) to be sold in the public market an S-1 registration statement must be filed with the Securities and Exchange Commission ("SEC") of the United States government.
The parties desire to complete an S-1 registration statement following the Closing. Mr. Heilman will coordinate the process based upon the information requested of and supplied by WOWI. All revenue streams, business, assets, etc. of WOWI to be placed in Jolen under this Agreement must be subject to such audit procedures, processes and standards as are required by securities laws and/or regulations applicable in the United States of America. Mr. Heilman will supervise the audit of Jolen (the corporate entity) and provide needed JOLEN corporate documentation, however full cost of the audit is to be borne by JOLEN.
The parties will act under a time frame appropriate to financial capability of WOWI to select an SEC attorney to prepare the S-1 and a SEC approved auditor to prepare the financial statement for the S-1 . Jackson Morris, Esq who is currently JOLEN's corporate attorney will be considered for the preparation of the S-1 and other SEC matters.
ARTICLE Vill
NOTICES
Section 8.01. Procedure for giving notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified U.S. mail, return receipt requested showing name of recipient, addressed to the proper party.
Section 8.02. Addresses for notices. For purposes of sending notices under this Agreement, the addresses of the parties are as follows:

As to WOWI and the Sellers before Closing:	Anthony Russo, Chief Executive Officer World of Weed, Inc. 6770 South Yosemite Street, Unit D Centennial, CO 80112
Copy to:	NONE ______________________ ______________________ ______________________

As to JOLEN before Closing:	Michael Heilman, President Jolen, Inc. 550 M Ritchie Highway Severna Park, MD 21146
Copy to:	Jackson L. Morris, Esq. 3116 West North A Street Tampa, Florida 33609-1544

Section 8.03. Change of address. A party may change its address for notices by sending a notice of such change to all other parties by the means provided in Section 10.01.

ARTICLE IX
LEGAL AND OTHER COSTS
Section 9.01. Party entitled to recover. In the event that any party (the "Defaulting Party") defaults in his or its obligation under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party (whether in an action at law, in equity or in arbitration), then, in addition to all direct damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees and expert witness fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement. Notwithstanding the foregoing, the Parties agree that for purposes of this Agreement damages shall be calculated net of insurance proceeds and shall exclude loss profits, indirect, consequential, multiple, incidental and punitive damages. The aggregate damages payable by Sellers pursuant to this Section 9.01 shall not exceed an amount equal to the value of the total consideration provide in Article Il of this Agreement.
Section 9.02. Interest. In the event the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party's default hereunder, then, in addition to such amount of money, the Defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of 1 .0% per month during the period between the date such payment should have been made hereunder and the date of the actual payments thereof.

ARTICLE X
MISCELLANEOUS
Section 10.01. Effective Date. The Effective Date of this Agreement shall for all purposes be the date set forth in first paragraph hereof notwithstanding a later actual date of execution by any individual party.
Section 10.02. Entire agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.
Section 10.03. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
Section 10.04. Amendments. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.
Section 10.05. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the other party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.
Section 10.06. Invalidity. It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non-enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and js valid, legal and enforceable.
Section 10.07. Multiple counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.
Section 10.08. Assignment, parties and binding effect. This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies). This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such paarty shall be  deemed to be included, and all agreernents promises, covenants and stipulations in this Agreerment shall be binding upon and insure to the benefit of their respective successors and permitted assigns.
Section 10.09. Survival of representations and warranties.  The representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obtigations of the representing and warranting party, subject to the provisions of Section 4.03.
   Section 10.10. Jurisdiction and venue. Any action or proceeding for enfosrcenaent of this Agreement and the instruments and documents executed and delivered in connection herewtth which is determined by a court of competent jurisdiction not, as a rnatter of which seeks  injunctive relief shall be brought and enforced in the courts of the State of Florida and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

    Section 10.11. Applicable law. This Agreeement and amendments thereof shell be governed by and construed in accordance with the law of the State of Florida appliceble to contracts made and to be petiorrned therein (not including the choice of law thereat).

   Section 10.12. Time. Time shall be of the essence with this Agreernent.

   Section 10.13. Public Announcements. Neither party will make pubic announcement concerning this Agreement unless agreed to in writing by the other party(ies).

IN WITNESS WHEREOF, the parties hereto have caueed this Agreement to be signed by their respective officers thereunto duly euthoffzeci and their respective gorpry rate seais to be hereunto affixed, as of the Effective Date.

Attest:	JOLEN, Inc.
/s/ Jackson L. Morris	/s/ Michael Heilman
Jackson L. Morris	Michael Heilman, CEO

Attest:	World of Weed, Inc.
/s/ Donna Dec	/s/ Anthony Russo
Anthony Russo, CEO

Sellers:
/s/ Donna Dec	/s/ Anthony Russo
Anthony Russo

/s/ Sindy Chavez	/s/ Anthony Pugliese
Witness:	Anthony Pugliese

/s/ Kelly O'Hara	/s/ Charles H. Sallah
Witness	Charles H. Sallah

FINAL

CONFIDENTIAL

<u>Attachment "A"</u>

Stockholders (the "Sellers") of WOWI

Stockholder of WOWI (the "Sellers")				
	WOW Shares Owned		Distribution of Jolen Shares	
All of the Stockholder of WOWI (the "Sellers")	Number of Shares	Percentage	Issued by Jolen	Percentage
Total Number of Shares	25,900,000	100.0%	25,750,000	100.0%
Seller's Name:				
Anthony Russo	25,000,000	96.5%	24,855,212	96.5%
Anthony Pugliese	200,000	0.8%	198,842	0.8%
Charles Sallah	700,000	2.7%	695,946	2.7%

File: WOW / Stockholders of WOWI and Distribution of Shares

Page 19 of 37 pages, including Exhibits and Schedules.

File: WOWI / SEA Ver 4.0 FINAL.pdf

FINAL

CONFIDENTIAL

Attachment "B"
Promissory Notes

Jolen, Inc. Notes Payable as of April 30, 2016				
Note Holder	Note Date	Note Number	Note Amount	Notes & Interest
Michael Heilman	30-Sep-05	GTN-01	5,000	5,488
	31-Oct-05	GTN-02	95,000	104,263
	28-Feb-06	GTN-03	5,000	5,488
	31-Mar-06	GTN-04	2,000	2,195
	30-Apr-06	GTN-05	19,000	20,853
	30-Jun-06	GTN-06	25,000	27,438
	31-Oct-06	GTN-07	27,000	29,633
	30-Nov-06	GTN-08	10,000	10,975
	31-Dec-06	GTN-09	5,000	5,488
	30-Jun-07	GTN-14	1,000	1,098
	30-Jun-07	GTN-17	25,000	27,438
	30-Jun-07	GTN-15	13,279	14,574
	30-Jun-08	GTN-18	4,361	4,786
	30-Jun-09	GTN-19	5,329	5,849
	30-Jun-12	GTN-20	7,904	8,675
	30-Sep-14	GTN -21	9,087	9,768
	31-Jul-15	GTN -22	3,672	3,810
	30-Apr-16	GTN-24	2,678	2,698
Heilman's Total			265,310	290,511

File: Jolen / Jolen Note Schedule 4-30-16

Page 20 of 37 pages, including Exhibits and Schedules.

File: WOWI / SEA Ver 4.0 FINAL.pdf

FINAL

CONFIDENTIAL

Attachment "C"
JOLEN Stockholders

Jolen Shareholders

		Total before Acquisition	
		Shares	Percentage
Total Shares (Note A)		9,851,340	100.00%
WOW:			
Jolen's Purchase of WOW Assets, Business, etc.			
Total Jolen Shares owned by WOW			
Major Shareholders:			
Michael Heilman		7,005,718	71.11%
Heilman cancels 5,750,000 shares of 7,005,718			
Jackson Morris, Esq, SEC Attorney		816,000	8.28%
Richard & Judith O'Donnel, Investor		800,000	8.12%
Paul Lewis		516,096	5.24%
Craig Williams. CPA		292,385	2.97%
Talem, Investor		100,856	1.02%
		9,531,055	96.75%
Heilman Note	$290,511		
CEDE - Trading in Market (Note A)		91,892	0.93%
ALL OTHERS		228,393	2.32%
TOTAL SHARES		**9,851,340**	**100.00%**

File: WOW / Shareholder Sale May 2016
(A) All shares "restricted" except for CEDE (float).

Page 21 of 37 pages, including Exhibits and Schedules.

File: WOWI / SEA Ver 4.0 FINAL.pdf

FINAL

CONFIDENTIAL

Attachment "D"
Shareholder Distribution

Jolen Shareholders		Total before Acquisition		Total after Acquisition	
		Shares	Percentage	Shares	Percentage
Total Shares (Note A)		9,851,340	100.00%	30,001,340	100.0%
WOW:					
Jolen's Purchase of WOW Assets, Business, etc.				25,750,000	85.8%
Total Jolen Shares owned by WOW				25,750,000	85.8%
Major Shareholders:					
Michael Heilman		7,005,718	71.11%	1,255,718	4.2%
Heilman cancels 5,750,000 shares of 7,005,718					
Jackson Morris, Esq, SEC Attorney		816,000	8.28%	816,000	2.7%
Richard & Judith O'Donnel, Investor		800,000	8.12%	800,000	2.7%
Paul Lewis		516,096	5.24%	516,096	1.7%
Craig Williams. CPA		292,385	2.97%	292,385	1.0%
Talem, Investor		100,856	1.02%	100,856	0.3%
		9,531,055	96.75%	3,781,055	12.6%
Heilman Note	$290,511			150,000	0.5%
CEDE - Trading in Market (Note A)		91,892	0.93%	91,892	0.3%
ALL OTHERS		228,393	2.32%	228,393	0.8%
TOTAL SHARES		**9,851,340**	**100.00%**	**30,001,340**	**100.0%**

File: WOW / Shareholder Sale May 2016

(A) All shares "restricted" except for CEDE (float).

Page 22 of 37 pages, including Exhibits and Schedules.

File: WOWI / SEA Ver 4.0 FINAL.pdf

Attachment "E"
Wire Instructions for Michael Heilman

Bank Infoormation

Bank:
ABA:
SWIFT#:

Michael D. Hilman's Information

Account Number:
Routing Number:

Account Name:
Address:

Contact:
Phone:
Email:

BB&T (Branch Banking and Trust Company)  Contact Information

Exception Section 4.01 (e)
"None"

Attachment "G"
Exception Section 4.01 (h)
"None"

Attachment "H"
Exception Section 4.01 (k)
"None"

Attachment I
Exception Section 4.01 (m)
"None"

Attachment "J"
Exception Section 4.01 (o)
"None"

Attachment  "K"
Wire Instructions for Jackson Morris, Esq.

Wire instructions -

ROUTING NUMBERS:

TRUST ACCOUNT:

ACCOUNT HOLDERS ADDRESS:

Please notify me when the deposit or wire transfer is made -  by scan and e-mail of confirmation or deposit to jackson.morris@rule144solution.com or fax to 800-310-1695. This is important so that your payment properly credited against your fees or deposits.

Attachment   "L"
WOWI Business Plan

The WOWI Business Plan has been distributed to all parties.

Attachment    "M"
Financial Statements
Financial Statements include:
(i)	unaudited consolidated financial statements of WOWI as of April 30, 2016 which shall not show any materially adverse results of operation, and

(ii)	copies of all licenses applied for and granted and/or applied for and in process by the various regulatory agencies needed by WOWI to conduct its business. Note A
(iii)	No tax returns have been filed.
Note A:
WOWI Inc. provides management, licensing, leasing and intellectual property services to dispensaries and grow operations. License(s) controlled by WOWI LLC will be disclosed to WOWI, Inc., Jolen, Inc. and Heilman.

Attachment "N"
Treatment of Confidential Information
The mutual objective of the parties under the Stock Exchange Agreement to which this Exhibit "G" is attached and incorporated by reference is to provide appropriate protection for Confidential Information while exchanging Confidential Information (defined below) for the parties' mutual benefit and maintaining their ability to conduct their respective business activities. Each party agrees the following terms apply when a party (the "Disclose er") discloses information to the other (the "Recipient") under this Agreement. The consideration for this Agreement is the disclosures which a party makes to the other in reliance on this Agreement.
1.   Each party agrees and acknowledges that many of the other's Confidential Information (as described below) is considered to be trade secrets, confidential, proprietary and not readily accessible to the public. Each party believes that its own Confidential Information represents a legitimate, valuable and protectable interest and gives it a competitive advantage, which otherwise would be lost if its Confidential Information was improperly disclosed or revealed.
2.   The Recipient shall not, at any time without the express written permission of the Discloser, disclose the Discloser's Confidential Information directly or indirectly to any person or entity, except the Recipient may disclose the Confidential Information to the Recipient's Employees, Contractors and Agents (as defined below) during the term of this Agreement if such Employees, Contractors and Agents have a need to know the Confidential Information in order to complete any purpose for which the Confidential Information is disclosed. The Recipient shall have entered into non-disclosure agreements with such Employees, Contractors, and Agents having obligations of confidentiality as strict as those herein prior to disclosure to such employees, contracts, and agents to assure against unauthorized use or disclosure. The Recipient shall not use or threaten to use Confidential Information in any way that is inconsistent with the provisions of this Agreement or contrary to the instructions or interests of the Discloser, The Recipient shall not, directly or indirectly, intentionally or negligently allow or assist others in using the Discloser's Confidential Information in any way inconsistent with the provisions of this Agreement or contrary to the instructions or interests of the Discloser. The Recipient agrees not to use Confidential Information for its own benefit, unless specifically authorized so to do in writing by the Disclose.
3.   Each party recognizes and acknowledges that the improper disclosure or use of the Discloser's Confidential Information would cause irreparable injury to the Discloser by jeopardizing, compromising, and perhaps eliminating the competitive advance the Discloser holds or may hold because of the existence and secrecy of the Confidential lnformation or would provide an unjustly obtained advantage to the Recipient. Thus, each party acknowledges and agrees that monetary damages shall not be a sufficient remedy for the Discloser in the event of any breach or threatened breach of this Agreement. Therefore, each party stipulates and warrants that in the event a Recipient breaches, or reasonably threatens to breach, this Agreement, the Discloser party shall be entitled, without waiving any other rights or remedies in law or in equity, to such injunctive and/or other equitable relief, without (a) having to show or prove irreparable harm as may be deemed proper by a court of competent jurisdiction and (b) the requirement imposed by the Court for posting bond which requirement is hereby specifically and knowingly waived.

4.   The Recipient agrees to use the same care and discretion to avoid improper disclosure, publication or dissemination of the Disclosure's Confidential Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate, but in no event less than reasonable and prudent care.
5.   As used in this Agreement the "Confidential Information" means all tangible and intangible information that is disclosed by the Discloser to the Recipient (either orally, or by visual inspection, and/or in writing), including but not limited to (a) currently available and planned products and services; (b) information regarding distributors, suppliers, developers, contractors and funding sources; (c) financial and management information; (d) product information; (e) research and/or development information; (f) information pertaining to actual and/or potential customers, suppliers, and/or strategic alliances; (g) information of a confidential or private nature relating to Employees and Agents (as defined below); (h) financial data and information; (i) business plans; (j) marketing materials and/or strategies; (k) legal matters, including current and/or potential contracts and/or litigation; (l) in-house e-mail, Internet, security, and/or other systems; (m) information received by the Discloser from third parties that the Discloser is obligated to treat as confidential; and/or (n) any and all information regarding the foregoing that the Discloser discloses to the Recipient. Failure to include a confidentiality notice on any materials disclosed to the Recipient shall not give rise to inference that the information disclosed is not confidential. Confidential Information disclosed to the Recipient by any parent corporation, subsidiary, agent and/or affiliated entities of the Discloser or by persons that owe the obligation of confidentiality to the Discloser, whether by contract or otherwise, is also covered by this Agreement.
"Employees and Agents" shall mean the employees, agents, representatives, consultants and independent contractors affiliated with each of us separately.
6.   Confidential Information shall not include any information which the Recipient can, by clear and convincing evidence, establish:
(a) Is or subsequently becomes publicly available without the Recipient's breach of any obligation owed to the Discloser under this Agreement;
(b) Was rightfully in the possession of or known to the Recipient prior to the Discloser's disclosure of such information to the Recipient, as evidenced by documentation on record at the time of disclosure;
(c) Became known to the Recipient from a source independent from the Discloser and such independent source did not breach an obligation of confidentiality owed to the Discloser;

(d) Was independently developed by the Recipient without any breach of this Agreement; or
(e) Was originally disclosed as Confidential Information hereunder but which the Discloser thereafter authorizes the Recipient to use and/or disclose, and such authorization is in writing which is signed by authorized representatives of the parties;
(f) Becomes available to the Receiving Party by wholly lawful inspection or analysis of products offered for sale; or
(g) Is transmitted by a party after receiving written notification from the other party that it does not desire to receive any further Confidential Information.
The Receiving Party may disclose Confidential Information nevertheless pursuant to a valid order issued by a court or government agency, provided that the Receiving Party provides the Disclosing Party (i) prior written notice of such obligation; and (ii) the opportunity to oppose such disclosure or obtain a protective order.
7.   The Recipient shall notify the Discloser immediately upon discovery of any unauthorized disclosure of the Confidential Information, or any other breach of this Agreement by the Recipient and/or the Recipient's Employees and/or Agents, and will cooperate with the Discloser in every reasonable way at the Recipient's sole cost and expense to prevent its further unauthorized disclosure and/or further breach of this Agreement.
8.   Neither this Agreement nor any disclosure of Confidential Information hereunder grants the Recipient any rights or license under any trademark, copyright or patent now or hereafter owned or controlled by the Discloser.
9.   The Recipient acknowledges and agrees that its limited right to evaluate the Discloser's Confidential Information shall immediately expire at the completion of the purpose for which the Confidential Information is delivered, if this Agreement is not terminated earlier and then, in that event, the Recipient's right to evaluate such Confidential Information shall immediately terminate. The Recipient therefore agrees to return any and all Confidential Information of the Discloser that is in a tangible form, including all originals, copies reproductions, and summaries thereof, to the Discloser within five business days of the date this Agreement expires or is terminated, whichever occurs first, or upon the Discloser's request, and to also completely erase and destroy any and all copies of all portions of any and all software comprising the Confidential Information in its possession and/or under its responsibility or control which may have been loaded onto the computers of the Recipient and/or its Employees and Agents.
10.   This Agreement shall continue from the date last written below until terminated by either party by giving thirty days' written notice to the other party of its intent to terminate this Agreement. Information disclosed pursuant to this Agreement will be subject to the terms of this Agreement for five years following the termination of this Agreement.

11.   The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, nothing in this Agreement prohibit the Receiving Party from developing or having developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development. Further, either party shall be free to use for any purpose the "residuals," provided that such party shall not use in any manner information that is considered Confidential Information under this Agreement and shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means ideas, concepts, know-how or techniques that may be generated, developed or conceived by the Receiving Party in connection with reviewing the Confidential Information and in no circumstance shall "residuals" be deemed to include Confidential Information. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.
12.   The Receiving Party shall not remove, overprint or deface any notice of confidentiality, copyright, trademark, logo, legend, or other notices of ownership or confidentiality from any originals or copies of Confidential Information it obtains from the Disclosing Party.
13.   CONFIDENTIAL INFORMATION IS PROVIDED "AS IS" WITH ALL FAULTS.
IN NO EVENT SHALL THE DISCLOSING PARTY BE LIABLE FOR THE ACCURACY OR COMPLETENESS OF THE CONFIDENTIAL INFORMATION. None of the Confidential Information disclosed by the parties constitutes any representation, warranty, assurance, guarantee or inducement by either party to the other with respect to the infringement of trademarks, patents, copyrights; any right of privacy; or any rights of third persons.
14.   The parties acknowledge that the Confidential Information disclosed by each of them under this Agreement may be subject to export controls under the laws of the United States. Each party shall comply with such laws and agrees not to knowingly export, re-export or transfer Confidential Information of the other party without first obtaining all required United States or other governmental authorizations or licenses.
15.   The parties hereto are independent contractors. Neither this Agreement nor any right granted hereunder shall be assignable or transferable by operation of law or otherwise. Any such purposed assignment shall be void.

EXHIBIT "A"
WOWI OFFICER's CERTIFICATE
Pursuant to Section 3.03(a) of the Securities Exchange Agreement idetified within
The undersigned, Anthony C. Russo, CEO of World of Weed, Inc., a Colorado corporation (the "Corporation"), hereby each certifies that he is familiar with the Stock Exchange Agreement, dated May 3, 2016, (the 'Agreement"), between the Corporation and Mr. Heilman, Jolen, Inc. and the Stockholders of WOWI and, to the best of his knowledge. based on reasonable investigation:
(a) Al representations and warranties of the World of Weed, Inc. (as defined in the Agreement) contained in the Agreement and in ail Exhibits and Attachments attached thereto containing information delivered by World of Weed, inco were true and correct in ali material respects when made and when deemed to have been made and are true and correct at the date hereof, except for changes in the ordinary course of business between the date ofthe Agreementv in conformity with the covenants and agreements contained in the Agreement.
(b) All covenants, agreements and obligations required by the terms of the Agreement to be performed by World of Weed, Inc. at or before the Closing have been duly and properly performed in all material respects.
(c) Since the date of the Agreement there have not occurred eny material adverse change in the condition or prospects (financial or othetwise), business, properties or assets of the VVorid of Weed. Inc.
IN WITNESS WHEREOF, the undersigned has executed this certificate thig May 11. 2016.

/s/ Anthony Russo
Anthony Russo

EXHIBIT "B"
WOWI SECRETARY'S CERTIFICATE

Pursuant to Section 3.03(a) of the Securities Exchange Agreement identified within.
l, Anthony Russo, the duly elected, qualified and acting CEO of World of Weed, Inc., a corporation duly organized, existing and in good standing under the laws of COP orado, (the "Corporation") do hereby certify that:
(i) The following j$ a true and complete copy of Resolution of the Board of Directors of the Corporation taken and adopted on May 6, 2016, approving the Stock Exchange Agreement dated May 3, 2016, by and among the Corporation and Jolen, Inc., and that said Resolution has not been rescinded, revoked or modified and is in full force and effect at the date hereof:
(ii) The persons whose names, titles and signatures appear below are each the duly elected, qualified and acting offices of the Corporation, hold on the date hereof the offices set forth opposite their respective names and the signatures appearing opposite said names are the genuine signatures of said persons:
Name	Title	Signature

Anthony Russo	CEO/Secretary	/s/ Anthony Russo

(iii) I am authorized by the Corporation to make the with certifications.

IN WITNESS WHEREOF, I have executed this Certificate on May 1 , 2016.

/s/ Anthony Russo
Anthony Russo, CEO

EXHIBIT "C"
JOLEN OFFICER's CERTIFICATE

Pursuant to Section 3.04(c) of the Stock Exchange Agreement identified within.
The undersigned, Michael Heilman, CEO of Jolen, Inc., a Florida corporation (the "Corporation"), hereby certifies that he is familiar with the Stock Exchange Agreement, (the "Agreement"), dated May 3, 2016 ("Effective Date"), among the Corporation, Mr. Heilman, World of Weed, Inc. and all the Stockholders of WOWI and, to the best of his knowledge, based on reasonable investigation:
(a) All representations and warranties of JOLEN (as defined in the Agreement) contained in the Agreement, and in all Exhibits and Attachments attached thereto containing information delivered by JOLEN, were true and correct in all material respects when made and when deemed to have been made and are true and correct at the Effective Date hereof, except for changes in the ordinary course of business between the Effective Date of the Agreement, in conformity with the covenants and agreements contained in the Agreement.
(b) All covenants, agreements and obligations required by the terms of the Agreement to be performed by JOLEN at or before the Closing have been duly and properly performed in all material respects.
(c) Since the Effective Date of the Agreement there have not occurred any material adverse change in the condition or prospects (financial or otherwise), business, properties or assets of the JOLEN.
IN WITNESS WHEREOF, the undersigned has executed this certificate this May 1 1 , 2016.
/s/ Michael Heilman
Michael Heilman, CEO

EXHIBIT "D"
JOLEN SECRETARY'S CERTIFICATE

Pursuant to Section 3.04(c) of the Stock Exchange Agreement identified within.
l, Michael Heilman, the duly elected, qualified and acting CEO of Jolen, Inc., a corporation duly organized, existing and in good standing under the laws of Florida, (the "Corporation") do hereby certify that:
(i) The following is a true and complete copy of Resolution of the Board of Directors of the Corporation taken and adopted on May 6, 2016, approving the Stock Exchange Agreement dated May 3, 2016, by and among the Corporation and World of Weed, Inc., and that said Resolution has not been rescinded, revoked or modified and is in full force and effect at the date hereof:
(ii) The persons whose names, titles and signatures appear below are each the duly elected, qualified and acting officers of the Corporation, hold on the date hereof the offices set forth opposite their respective names and the signatures appearing opposite said names are the genuine signatures of said persons:
Name	Title	Signature

Anthony Russo	CEO/Secretary	/s/ Michael Heilman

(iii) I am authorized by the Corporation to make the within certifications.

IN WITNESS WHEREOF, I have executed this Certificate on May 1 1 , 2016.
/s/ Michael Heilman
Michael Heilman, CEO

Exhibit "E"
CLOSING MEMORANDUM
The undersigned parties to that certain Stock Exchange Agreement dated May 3, 2016, ("Agreement") do hereby certify one to the other that;
1.    The Closing of the Agreement was completed, as contemplated by the Agreement, on May 11, 2016, at 2 PM MT.
2.   All conditions to each of the parties Closing the Agreement have been satisfied and, to the extent not specifically satisfied, have been waived by the party entitled to waive the conditions; except, the following conditions, if any, are waived only for the purpose of Closing of the transaction contemplated by the Agreement, and are required to be satisfied after the Closing by the party required to satisfy such condition:
o Section 3.09 (e ): (i) unaudited consolidated financial statements of WOWI as of April 30, 2016 which shall not show any materially adverse results of operation.
        3.   Capitalized terms herein have the meaning assigned to them in the Stock Purchase Agreement.
For the purposes herein set forth, the parties have executed this Memorandum at the date and time written above.
JOLEN, Inc.

By:	/s/ Michael Heilman
Michael Heilman, Director

World of Weed, Inc.
By:	/s/ Anthony Russo
Anthony Russo, Chief Executive Officer

Sellers:
/s/ Anthony Russo
Anthony Russo

/s/ Anthony Pugliese
Anthony Pugliese

/s/ Charles H. Sallah
Charles H. Sallah

Michael Heilman
/s/ Michael Heilman
Michael Heilman

Exhibit "F"
New Convertible Promissory Note

WORLD OF WEED, INC.

CONVERTIBLE PROMISSORY NOTE
Number WOWI-MH-I
U.S. $84,000.00
May 3, 2016

FOR VALUE RECEIVED, World of Weed, Inc. ("Maker"), a company acquired by Jolen, Inc. under the Share Exchange Agreement dated May 3, 2016, promises to pay to Michael Heilman ("Holder") the sum of Eighty-Four Thousand Dollars and No Cents ($84,000.00) ("Note"), without interest in the installments paid monthly in the amount of $7,000.00 each installment for twelve months on the eleventh day of each month beginning May 11, 2016 with the entire unpaid balance due and payable in full on April 1 1, 2017 ("Maturity Date"). All payments will be paid directly to the Holder via wire transfer using Mr. Heilman's wire instructions in Attachment "A" and incorporated herein by reference. This Note is in partial satisfaction of Convertible Promissory Notes due to Michael Heilman by Jolen, Inc. for monies lent to Jolen Inc, for operational expenses over a period of time.
Maker hereby reserves the right to prepay this Note in whole or in part at any time and from time to time prior to the Maturity Date without premium or penalty.
Conversion of Note into Common Stock. The Holder of this Note is entitled, upon default of any portion of the installment payments, to convert all of the remaining Note into five million shares (5,000,000) (the "Conversion Shares") of common stock (the "Common Stock") in the Jolen, Inc. (or any new name of Jolen, Inc.) which is a publically traded company. Should Jolen, Inc. experience a stock split (forward or reverse), then the Conversion Shares will be so adjusted.
Any conversion of this Note shall be achieved by submitting to the Company the fully completed form of conversion notice attached hereto as Exhibit I (a "Notice of Conversion"), executed by the Holder of this Note evidencing such Holder's intention to convert this Note. A Notice of Conversion may be submitted via facsimile to the Company and if so submitted the original Notice of Conversion shall be delivered to the Company within two (2) business days thereafter. The date on which a notice of conversion is given (a "Conversion Date") shall be deemed to be either the date on which the Company receives from the Holder an original Notice of Conversion duly executed, or, if earlier, the date set forth in such Notice of Conversion if the original Notice of Conversion is received by the Company within two (2) business days thereafter. In all cases, the Company shall deliver the Conversion Shares to the Holder within five (5) business days after the Conversion Date with respect to such Conversion Shares being delivered, and at the address specified in the Notice of Conversion.
Reservation of Shares. Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion.

Attorney's Fees:  The Company agrees to pay all costs and expenses, including without limitation reasonable attomeys fees, which may be incurred by the Holder in collecting any amount due under this Note or in enforcing any of Holder's conversion rights as described herein, if the Holder is required to pursue legal action to so collect or enforce its rights described herein, and is successful in such legal action,
This Note shall be governed by and construed in accordance with the laws of the state of Colorado without giving effect to applicable principles of conflict of law.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, all as of the date first hereinabove written.
World of Weed, Inc.

By:	/s/ Anthony Russo
Anthony Russo, CEO